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                                 EXHIBIT 10.6

                         COMMERCE NATIONAL CORPORATION
                      STOCK APPRECIATION RIGHTS AGREEMENT

     THIS AGREEMENT is made this _________ day of __________________, 1999, by and between Commerce National Corporation, a Florida corporation having offices at Winter Park, Florida (the "Company"), and GUY D. COLADO (the "Director).

                                  INTRODUCTION

     To encourage the Director to remain a director of the Company, the Company is willing to provide to the Director an opportunity to share in the appreciation of the Company's Common Stock. The Company will provide a deferred benefit equal to the Stock Appreciation Account value at the termination of the plan. The Company's Board of Directors will award at inception and annually thereafter, in its sole discretion, phantom stock to the Director. The phantom shares will be valued at the Company's Equity Per Share determined by dividing the Company's Equity by the number of shares of common stock outstanding. The appreciation in value of the Director's phantom shares will be credited to the Director's Stock Appreciation Account each year. The Stock Appreciation Account shall be an accounting device to record phantom stock appreciation. At various triggering events, the Company will pay the value of the Stock Appreciation Account in cash from its general assets.

                                   AGREEMENT

     The Director, the Company and the Company agree as follows:

                                   Article 1
                                  Definitions

     1.1 Definitions. Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

          1.1.1 "Agreement" means this instrument, including all amendments thereto.

          1.1.2     "Anniversary Date" means December 31 of each Plan Year.

          1.1.3 "Applicable Percentage" means the number of Plan Years from the Effective Date divided by ten, but in no event greater than 100%.

          1.1.4 "Change of Control" means: any merger of the Company with, or acquisition of the Company by, another entity, whether or not the Company is the surviving entity; or any Board composition change such that individuals who constitute the Board of Directors of the Company on the effective date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters
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of the directors comprising the Incumbent Board shall be considered as though he or she were a member of the Incumbent Board.

          1.1.5     "Company" means Commerce National Corporation.

          1.1.6     "Discount Rate" means the annual rate of 7.5%.

          1.1.7     "Effective Date" means January 1, 1999.

          1.1.8 "Equity" means the Company's equity as reported under generally accepted accounting principles.

          1.1.9 "Equity Per Share" means the Company's Equity divided by the number of shares of common stock outstanding. Notwithstanding the foregoing, at such time that the Company's common stock becomes actively traded on a recognized securities exchange, from that date forward the market value per share will become the measure of Equity Per Share for purposes of this Agreement.

          1.1.10 "Initial Value" means the Equity Per Share as of the beginning of the Plan Year in which a phantom stock award is made to the Director times the number of phantom shares awarded in that Plan Year. If the basis for the measure of Equity Per Share changes from Equity value to market value during the Plan Year, Initial Value for phantom stock awards during the Plan Year should be calculated on the Equity value basis.

          1.1.11 "Normal Termination Date" means the earlier of Plan Termination or Termination of Service as a director.

          1.1.12 "Plan Year" means the calendar year. The first Plan Year shall commence on the Effective Date.

          1.1.13    "Plan Termination" means the last day of the tenth Plan
Year.

          1.1.14 "Sales Multiple" means a fraction in which the numerator is the sales price paid for any of the Company's common stock or, in the case of a sale of substantially all of the Company's assets, the sales price paid for the Company's assets, and the denominator shall be the book value of such common stock or assets. If there is a merger or consolidation in which stock is used to purchase the common stock or assets of the Company, then a qualified appraiser chosen by the Company shall be hired to determine the fair market value of the acquirer's stock exchanged for the Company's stock or assets. The appraised value shall then be the sales price. Notwithstanding the foregoing, if the stock used to purchase the common stock or assets of the Company is actively traded on a recognized securities exchange, the trade price on the last trading day prior to the merger will be used to determine sales price in lieu of an appraised value.

          1.1.15 "Termination of Service" means the Director ceasing to serve as a director of the Company for any reason whatsoever, voluntary or involuntary, other than by reason of an approved leave of absence.
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                                   Article 2
                              Phantom Stock Award

     2.1 Initial Phantom Stock Award. The Board of Directors hereby awards two hundred sixty (260) phantom shares to the Director as of the Effective Date of this Agreement.

     2.2 Future Annual Phantom Stock Awards. As long as the Director is serving as a member of the Board of Directors on the first day of future Plan Years an additional two hundred sixty (260) phantom shares will be awarded to the Director as of the first day of such Plan Year. No future annual phantom stock awards will be awarded beyond the Normal Termination Date.

     2.3  Meeting Attendance Phantom Stock Awards. An additional twenty-four
(24) phantom shares will be awarded to the Director for each Board of Directors meeting attended by the Director as a member of the Board. A maximum of two hundred forty (240) meeting-attendance phantom shares may be awarded to the Director in a Plan Year under this Section 2.3. The phantom shares will be awarded as of the first day of the Plan Year in which the Board of Directors meeting occurred. No meeting-attendance phantom stock awards will be awarded for meetings occurring later than the Normal Termination Date.

     2.4 Adjustment to Number of Phantom Shares. If the outstanding shares of the Company's stock as a whole are increased, decreased, or changed into, or exchanged for, a different number or kind of shares or securities of the Company, whether through merger, consolidation, acquisition, reorganization, re-capitalization, reclassification, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or the like, an appropriate and proportionate adjustment shall be made in the number of phantom shares outstanding and future phantom shares to be awarded under this Agreement so that the total value of the Director's phantom shares is not effected by reason of the transaction other than as provided in Section 2.5.

     2.5 Additional Phantom Shares for Common Stock Dividends. Additional phantom shares will be awarded to compensate for cash dividends paid holders of the Company's common stock. The number of additional phantom shares to be awarded under this Section 2.4 will be determined by multiplying the cash dividend per common share by the Director's total number of phantom shares and then dividing that resulting number by the Equity Per Share at the beginning of the Plan Year.

     2.6 Adjustment of Phantom Shares following a Change of Control. In the event of a Change of Control where the Corporation's stock is valued at a premium, an increase in the number phantom shares in Director's Stock Appreciation Account shall be made to reflect such transaction premium by multiplying the number of shares outstanding by the Sales Multiple.

     2.7 Adjustment of Phantom Shares following a contribution of capital. In the event additional capital is contributed to the Company by the existing shareholders without the issuance of additional common shares, a reduction in the number of phantom shares in the Director's Stock Appreciation Account shall be made to reflect such capital contribution.
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                                   Article 3
                          Stock Appreciation Account

     3.1 Establishing and Crediting. The Company shall establish a Stock Appreciation Account on its books for the Director, and shall credit to the Stock Appreciation Account the following amounts:

          3.1.1 Initial Appreciation. On the first Anniversary Date after a phantom stock award the phantom shares then awarded shall be valued at the Equity Per Share on the Anniversary Date. Any increase in value from the Initial Value of such shares shall be credited to the Stock Appreciation Account.

          3.1.2 Future Appreciation. On each Anniversary Date the Director's total number of phantom shares, other than phantom shares awarded in the Plan Year, shall be valued at the Equity Per Share on the Anniversary Date. The change in value from the prior Anniversary Date shall be added to or subtracted from the Stock Appreciation Account. In no event will the value of the Stock Appreciation Account in regard to any phantom share be reduced below zero.

     3.2 Statement of Accounts. The Company shall provide to the Director, within 120 days of the end of each Plan Year that this Agreement is in effect, a statement setting forth the number of phantom shares to the Director's credit and the cash value of the Stock Appreciation Account balance.

     3.3 Accounting Device Only. The Stock Appreciation Account is solely a device for measuring amounts to be paid under this Agreement. The Stock Appreciation Account is not a trust fund of any kind. The Director is a general unsecured creditor of the Company for the payment of benefits. The benefits represent the mere Company promise to pay such benefits. The Director's rights are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by the Director's creditors.

                                   Article 4
                               Lifetime Benefits

     4.1 Full Term Benefit. If the Director still serves as a director on the Normal Termination Date, the Company shall pay to the Director the benefit described in this Section 4.1 in lieu of any other benefit under this Agreement.

          4.1.1 Amount of Benefit. The benefit under this Section 4.1 is the Stock Appreciation Account balance on the Normal Termination Date.

          4.1.2 Payment of Benefit. The Company shall pay the benefit to the Director in a lump sum within sixty (60) days following the Normal Termination Date; provided, however, that the Director may elect to receive the benefit payable hereunder in annual installments, not to exceed ten
     (10) years, by filing with the Company a written election form. Such election must be received by the Company at least 12 months prior to the Director's Normal Termination Date. In the event the Director elects to receive such annual
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     installments, the Company shall credit interest at 7.5% on the remaining account balance during any applicable installment period.

     4.2 Early Termination Benefit. If the Director terminates service before the Plan Termination Date, and for reasons other than death or following a Change of Control, the Company shall pay to the Director the benefit described in this Section 4.2 in lieu of any other benefit under this Agreement.

          4.2.1 Amount of Benefit. The benefit amount under this Section 4.2 is the Stock Appreciation Account Director's Normal Termination Date.

          4.2.2 Payment of Benefit. The Company shall pay the benefit to the Director in a lump sum within sixty (60) days following the Normal Termination Date.

     4.3 Change of Control Benefit. If the Director terminates service following a Change of Control before the Plan Termination Date, the Company shall pay to the Director the benefit described in this Section 4.3 in lieu of any other benefit under this Agreement.

          4.3.1 Amount of Benefit. The benefit amount under this Section 4.3 is the Stock Appreciation Account balance at the Director's Normal Termination Date after the adjustment described in Section 2.5.

          4.3.2 Payment of Benefit. The Company shall pay the benefit to the Director in a lump sum within sixty (60) days following the Normal Termination Date; provided, however, that the Director may elect to receive the benefit payable hereunder in annual installments, not to exceed ten
     (10) years, by filing with the Company a written election form. Such election must be received by the Company at least 12 months prior to the Director's Normal Termination Date. In the event the Director elects to receive such annual installments, the Company shall credit interest at 7.5% on the remaining account balance during any applicable installment period.

     4.4 Hardship Distribution. Upon the Company's determination (following petition by the Director) that the Director has suffered an unforeseeable financial emergency, the Company may distribute to the Director all or a portion of the Stock Appreciation Account balance as determined by the Company, but in no event shall the distribution be greater than the lessor of the amount necessary to relieve the financial hardship or the vested balance of the Stock Appreciation Account calculated as described in Section 4.2.1. An unforeseeable financial emergency means that an event arising from the death of a family member, divorce, sickness, injury, catastrophe or similar event outside the control of the Director occurs and the Company's Board of Directors, in its sole discretion, approves of, in writing, of the hardship distribution.

                                   Article 5
                                Death Benefits

     5.1 Death During Active Service. If the Director dies before the Plan Termination Date while in the active service of the Company, the Company shall pay to the Director's beneficiary the benefit described in this Section 5.1 in lieu of any other benefit under this Agreement.
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          5.1.1  Amount of Benefit. The benefit under this Section 5.1 is the balance in the Stock Appreciation Account as of the Director's Normal Termination Date.

          5.1.2 Payment of Benefit. The Company shall pay the benefit to the Directors beneficiary in a lump sum within sixty (60) days following the Director's Normal Termination Date.

                                   Article 6
                                 Beneficiaries

     6.1 Beneficiary Designations. The Director shall designate a beneficiary by filing a written designation with the Company. The Director may revoke or modify the designation at any time by filing a new designation. However, designations will only be effective if signed by the Director and accepted by the Company during the Director's lifetime. The Director's beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Director, or if the Director names a spouse as beneficiary and the marriage is subsequently dissolved. If the Director dies without a valid beneficiary designation, all payments shall be made to the Director's estate.

     6.2 Facility of Payment. If a benefit is payable to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of his or her property, the Company may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Company may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Company from all liability with respect to such benefit.

                                   Article 7
                              General Limitations

     Notwithstanding any provision of this Agreement to the contrary, the Company shall not pay any benefit under this Agreement:

     7.1 Excess Parachute Payment. To the extent the benefit would create an excise tax under the parachute rules of Section 280G of the Internal Revenue Code.

     7.2 Termination for Cause. If the Company terminates the Director's service as a director for:

          7.2.1  Personal dishonesty,
          7.2.2  Incompetence,
          7.2.3  Willful misconduct,
          7.2.4  Breach of fiduciary duty involving personal profit,
          7.2.5  Intentional failure to perform stated duties,
          7.2.6 Willful violation of any law, rule or regulation (other than traffic violation or similar offenses or final cease-and-desist order; or
          7.2.7 Acts which the Board reasonably finds in good faith to be inimical to the best interests of the Company.

                                   Article 8
                         Claims and Review Procedures

     8.1 Claims Procedure. The Company shall notify the Director, the Director's beneficiary or any other person which makes a claim under this Agreement (the "Claimant") in writing, within ninety (90) days of his or her written application for benefits, of his or her eligibility or ineligibility for benefits under the Agreement. If the Company determines that the Claimant is not eligible for benefits or full benefits, the notice shall set forth (1) the specific reasons for such denial, (2) a specific reference to the provisions of the Agreement on which the denial is based, (3) a description of any additional information or material necessary for the Claimant to perfect his or her claim, and a description of why it is needed, and (4) an explanation of the Agreement's claims review procedure and other appropriate information as to the steps to be taken if the Claimant wishes to have the claim reviewed. If the Company determines that there are special circumstances requiring additional time to make a decision, the Company shall notify the Claimant of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional ninety-day period.

     8.2 Review Procedure. If the Claimant is determined by the Company not to be eligible for benefits, or if the Claimant believes that he or she is entitled to greater or different benefits, the Claimant shall have the opportunity to have such claim reviewed by the Company by filing a petition for review with the Company within sixty (60) days after receipt of the notice issued by the Company. Said petition shall state the specific reasons which the Claimant believes entitle him or her to benefits or to greater or different benefits. Within sixty (60) days after receipt by the Company of the petition, the Company shall afford the Claimant (and counsel, if any) an opportunity to present his or her position to the Company verbally or in writing, and the Claimant (or counsel) shall have the right to review the pertinent documents. The Company shall notify the Claimant of its decision in writing within the sixty-day period, stating specifically the basis of its decision, written in a manner calculated to be understood by the Claimant and the specific provisions of the Agreement on which the decision is based. If, because of the need for a hearing, the sixty-day period is not sufficient, the decision may be deferred for up to another sixty-day period at the election of the Company, but notice of this deferral shall be given to the Claimant.

                                   Article 9
                          Amendments and Termination

     This Agreement may be amended or terminated only by a written agreement signed by the Company and the Director.

                                  Article 10
                                 Miscellaneous

     10.1 Binding Effect. This Agreement shall bind the Director and the Company, and their beneficiaries, survivors, executors, administrators and transferees.

     10.2 No Guarantee of Service. This Agreement is not an employment policy or contract. It does not give the Director the right to remain a director of the Company, nor does it interfere with the Company's right to discharge the Director. It also does not require the Director to remain a director nor interfere with the Director's right to terminate service at any time.

     10.3 Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

     10.4 Tax Withholding. The Company shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

     10.5 Applicable Law. The Agreement and all rights hereunder shall be governed by the laws of the State of Florida, except to the extent preempted by the laws of the United States of America. Nothing contained herein shall be deemed to obligate the Company to make a payment hereunder in violation of any statute, regulation, or regulatory order or directive applicable to the Company.

     10.6 Named Fiduciary. For purposes of the Employee Retirement Income Security Act of 1974, the Company shall be the fiduciary of this Agreement.

     10.7 Reorganization. The Company shall not merge or consolidate into or with another company, or reorganize, or sell substantially all of its assets to another company, firm, or person unless such succeeding or continuing company, firm, or person agrees to assume and discharge the obligations of the Company under this Agreement. Upon the occurrence of such event, the term "Company" as used in this Agreement shall be deemed to refer to the successor or survivor company.

     10.8 Unfunded Arrangement. The Director and beneficiary are general unsecured creditors of the Company for the payment of benefits under this Agreement. The benefits represent the mere promise by the Company to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Director's life is a general asset of the Company to which the Director and beneficiary have no preferred or secured claim.

     10.9 Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Director as to the subject matter hereof. No rights are granted to the Director by virtue of this Agreement other than those specifically set forth herein.

     10.10 Administration. The Company shall have powers which are necessary to administer this Agreement, including but not limited to:

           10.10.1  Interpreting the provisions of the Agreement;

           10.10.2 Establishing and revising the method of accounting for the Agreement;

           10.10.3  Maintaining a record of benefit payments; and

          10.10.4 Establishing rules and prescribing any forms necessary or desirable to administer the Agreement.

     10.11 Designated Fiduciary. For purposes of the Employee Retirement Income Security Act of 1974, if applicable, the Company shall be the named fiduciary and plan administrator under the Agreement. The named fiduciary may delegate to others certain aspects of the management and operation responsibilities of the plan including the employment of advisors and the delegation of ministerial duties to qualified individuals.

     IN WITNESS WHEREOF, the Director and a duly authorized Company officer have signed this Agreement.


DIRECTOR:                        COMPANY:
                                 COMMERCE NATIONAL CORPORATION



_____________________________    By_____________________________
GUY D. COLADO                    Title__________________________

                         NATIONAL COMPANY OF COMMERCE
                      STOCK APPRECIATION RIGHTS AGREEMENT
                                 GUY D. COLADO
                         BENEFICIARY DESIGNATION FORM


I designate the following as beneficiary of any death benefits under the National Company of Commerce Phantom Stock Appreciation Agreement:


Primary: _______________________________________________________________________

________________________________________________________________________________

Contingent: ____________________________________________________________________

________________________________________________________________________________


Note: To name a trust as beneficiary, please provide the name of the trustee(s)
      and the exact name and date of the trust agreement.
              -----

I understand that I may change these beneficiary designations by filing a new written designation with the Company. I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or, if I have named my spouse as beneficiary, in the event of the dissolution of our marriage.


Signature  _________________________________

Date  ____________________________


Accepted by the Company this _______ day of ________________, 199__.

By _______________________________________

Title _____________________________

                         NATIONAL COMPANY OF COMMERCE
                      STOCK APPRECIATION RIGHTS AGREEMENT
                                 GUY D. COLADO

                              OPTIONAL ELECTIONS

The following elections must be received by the Company twelve (12) or more months prior to the Director's Normal Termination Date. If the Normal Termination Date occurs within twelve (12) months of the date the election is received by the Company, the installment elections will not be effective and the relevant payments under this Agreement will be paid in a lump sum as otherwise provided in the Agreement.

              Full Term Benefit - Installment Payment Election:
              -------------------------------------------------

I hereby elect to receive installment payments under Section 4.1.2 in lieu of the lump sum payment otherwise called for. The installment payments will be made annually on the first business day of the month following the Normal Termination Date in equal annual amounts, including interest at 7.5% per year, for the duration entered below.

          Number of annual installments elected: ________ (not greater than 10)

          Signature of Director: ______________________  Date: ________________

          Accepted by the Company this _______ day of ________________, ______.

                     By  _______________________________________

                     Title _____________________________

          Change of Control Benefit - Installment Payment Election:
          ---------------------------------------------------------

I hereby elect to receive installment payments under Section 4.3.2 in lieu of the lump sum payment otherwise called for. The installment payments will be made annually on the first business day of the month following the Normal Termination Date in equal annual amounts, including interest at 7.5% per year, for the duration entered below.

          Number of annual installments elected: _________ (not greater than 10)

          Signature of Director: ______________________  Date: _________________

          Accepted by the Company this _______ day of ________________, ______.

                     By  _______________________________________

                     Title _____________________________